Exhibit 99.1

AWBC – 2007 Q2 Earnings

July 26, 2007

AMERICANWEST BANCORPORATION

NEWS RELEASE

AMERICANWEST BANCORPORATION ANNOUNCES

2007 SECOND QUARTER FINANCIAL RESULTS

SPOKANE, WASHINGTON – (Business Wire) - AmericanWest Bancorporation (NASDAQ: AWBC) today announced its second quarter 2007 financial results, which included the following highlights:

•	37% increase in diluted earnings per share over the first quarter of 2007 and 8% over the same period in 2006

•	Return on average assets of 0.92%, an improvement of 29 basis points over the first quarter of 2007 and 10 basis points over the same period in 2006

•	Net interest margin (tax-equivalent) of 5.37%, an increase of 68 basis points over the prior quarter

•	Organic loan growth of $51 million, representing annualized growth of 16%

•	Period-end non-performing assets of $23.9 million, or 1.19% of total assets

•	Net charge-offs (annualized) of 46 basis points of average loans for the second quarter and 33 basis points for the six months ended June 30, 2007

Net income for the quarter ended June 30, 2007 was $4.5 million, or $0.26 per diluted share, as compared with $2.8 million, or $0.24 per diluted share, for the second quarter of 2006. The financial results for the second quarter of 2007 reflect AmericanWest Bancorporation’s acquisition of Far West Bancorporation and its wholly-owned operating subsidiary Far West Bank, which was completed effective April 1, 2007.

“Our improved financial performance for the second quarter reflects the expected impact of the Far West Bank merger and our previously announced expense reduction initiatives,” remarked Robert M. Daugherty, President and Chief Executive Officer. “We are well positioned to achieve continued improvement in operating performance for the remainder of 2007.”

Net Interest Margin:

The tax-equivalent net interest margin for the second quarter of 2007 was 5.37%, an increase of 68 basis points from the prior quarter and of 30 basis points from the same period in 2006.

The average yield on loans for the second quarter of 2007 was 8.49%, an increase of 47 basis points over the first quarter of 2007 and 48 basis points from the same period in 2006. The increase in the average yield on loans is principally due to the Far West Bank portfolio acquired, which was partially offset by a change in the accounting for deferred loan fees and origination costs implemented during the first quarter of 2007.

AWBC – 2007 Q2 Earnings

July 26, 2007

The Company’s net interest margin was also positively impacted by a reduction in the average cost of deposits of 35 basis points from the prior quarter. This was principally the result of the favorable deposit mix change related mainly to the Far West Bank deposits acquired. Non-interest bearing demand deposits represented 23% of total average deposits for the second quarter of 2007, up from 19% for the first quarter. The average cost of interest bearing deposits for the second quarter of 2007 was 3.53%, down 27 basis points from the prior quarter and up 37 basis points from the same quarter in 2006. The increase from the similar quarter of the prior year is attributed to higher rates paid on money market and time deposit accounts due to heightened market competition.

Loan Growth and Asset Quality:

Organic loan growth, which excludes the impact of loans acquired through mergers, was 16% on an annualized basis for the second quarter of 2007. Approximately $30 million, or 58%, of the second quarter organic loan growth was generated by the Company’s loan production offices located in South Jordan and Salt Lake City, Utah. Growth in the agricultural portfolio contributed approximately $18 million.

Total non-performing assets, net of government guarantees on loans, were 1.19% of total assets at June 30, 2007, as compared to 0.47% of total assets at March 31, 2007 and 1.05% of total assets at June 30, 2006. The increase over the prior quarter was principally due to placement of loans totaling $10.5 million related to a wood products manufacturing company on non-accrual status and the Far West Bank acquisition, which contributed $4.6 million to the non-performing loan total. Based on current collateral valuations and the establishment of specific reserves, management does not expect to record any additional provision for credit losses in connection with the workout of the wood products manufacturing loans. Total foreclosed assets at June 30, 2007 had a carrying value of $213,000 and were comprised of two properties, both of which are expected to be sold without any significant loss by the end of 2007. During the second quarter of 2007, the Company recognized a gain of $55,000 on the sale of a foreclosed property.

The Company recognized a provision for credit losses of $1.8 million, or 0.43% of average loans on an annualized basis, for the quarter ended June 30, 2007 as compared to $704,000, or 0.24% of average loans, for the quarter ended June 30, 2006. For the quarter ended June 30, 2007, annualized net charge-offs as a percentage of average loans were 0.46% as compared to 0.26% in the same quarter of the prior year. Included in net charge-offs for the second quarter of 2007 was $1.5 million related to the wood products manufacturing loan relationship described above. For the six month period ended June 30, 2007, the annualized provision for loan losses and net charge-offs represented 0.25% and 0.33% of total loans, respectively.

The allowance for credit losses, which is comprised of the allowance for loan losses and reserve for unfunded commitments, was $23.2 million, or 1.41% of total loans, at June 30, 2007 as compared to $15.6 million, or 1.25% of total loans, at March 31, 2007. The increase in the allowance for credit losses was principally due to the addition of approximately $7.8 million acquired in connection with the Far West Bank merger, which represented 2.22% of the acquired loans. The allowance for credit losses represented 98% of total non-performing loans (net of government guarantees) as of June 30, 2007.

Deposits and Borrowed Funds:

Total deposits as of June 30, 2007 were $1.5 billion, an increase of $343 million from March 31, 2007. On an organic basis, total deposits increased by 6% over the prior year, with growth in the interest-bearing transaction

AWBC – 2007 Q2 Earnings

July 26, 2007

and money market account category (11%) and certificates of deposit (7%) offset by a decline in demand deposits (7%). On an organic basis, total deposits declined by approximately $40 million during the second quarter of 2007. This decline was principally due to reductions in public entity certificate of deposits of $37 million, and non-interest bearing demand deposits of $11 million offset by an increase in short-term brokered certificates of deposit of $25 million.

Total FHLB borrowings at June 30, 2007 were $157 million, an increase of $84 million over March 31, 2007 and $29 million over June 30, 2006. The increased level of FHLB borrowing for both periods provided funding for loan growth in excess of deposit growth.

Non-interest Income and Expense:

Non-interest income was $4.7 million for the quarter ended June 30, 2007 as compared to $2.2 million for the same period in 2006. This increase is due principally to growth in deposit service charges of $1.1 million, or 80%, increased mortgage banking revenue of $599,000, or 148%, and an increase in bank-owned life insurance revenue of $154,000. Deposit accounts acquired in the Far West Bank merger contributed $923,000, or 37%, of the second quarter 2007 deposit service charge income. The growth of mortgage banking revenue is attributed to increased originations due to additions to the lending staff in Washington and Idaho during the first quarter of 2007 and increased production resulting from the Far West Bank merger. The increase in the bank-owned life insurance income is mainly a result of insurance policies acquired through the merger. Included in non-interest income for the second quarter of 2007 were net gains of $129,000 related to the sale of two financial center facilities, attributed to a gain of $319,000 on the sale of an occupied financial center which is being relocated to a new leased facility, partially offset by a write-down on another vacant building of $190,000. The vacant property is under a contract for sale that is expected to close during the third quarter of 2007 and no additional gain or loss is expected.

Non-interest expense was $19.0 million for the quarter ended June 30, 2007 as compared to $12.7 million for same period in 2006 and $13.8 million for the first quarter of 2007. The increase is related mainly to salaries and employee benefits expense which increased $4.0 million, or 55%, from the same period in 2006 and $3.0 million, or 36%, over the previous quarter. The majority of this increase is related to growth in full-time equivalent employees from the Far West Bank merger and staff additions related to residential mortgage lending, four new financial centers and the two Utah loan production offices opened since late 2006.

The Company recorded a core deposit intangible asset of $12.9 million in connection with Far West Bank acquisition which is being amortized on an accelerated basis. The related amortization expense recognized during the second quarter of 2007 was $793,000. Also included in non-interest expenses are costs associated with mergers that do not qualify for capitalization. Total merger-related expenses recognized during the second quarter of 2007 were $263,000, or $0.02 per diluted share on an after-tax basis, as compared to $102,000 for the first quarter of 2007 and $233,000 for the same period in 2006.

The efficiency ratio has improved significantly to 64.7% for the quarter ended June 30, 2007, as compared to 78.6% in the prior quarter and 70.0% for the same period in 2006.

AWBC – 2007 Q2 Earnings

July 26, 2007

Income Taxes:

The effective tax rate for the quarter ended June 30, 2007 was 34.9%, as compared to 35.2% for the first quarter of 2007 and 35.9% for the second quarter of 2006. The decrease in the effective tax rate is principally related to the recapture of certain tax credits during 2006.

Earnings Conference Call:

The second quarter earnings conference call will be held Thursday, July 26, 2007 at 10:00 a.m. PDT (1:00 p.m. EDT). Management will discuss the second quarter 2007 operating results and provide an update on recent initiatives. Shareholders, analysts and other interested parties are invited to join the call. The telephone access number is (877) 407-0782 and the pass code is “AWBC.”

About AmericanWest Bancorporation:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, which includes Far West Bank, operating as an integrated division of AmericanWest Bank. AmericanWest Bank is a community bank with 62 financial centers and three loan production offices located in Washington, Northern Idaho and Utah. For further information on the Company, please visit our web site at www.awbank.net/IR.

This press release includes forward-looking statements, and AmericanWest Bancorporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe AmericanWest Bancorporation’s expectations regarding future events, including the improvements in operating performance, the successful workout of certain non-performing loans and the sale of foreclosed and other bank owned property at current carrying values. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Additional information regarding risks and uncertainties is included in AmericanWest Bancorporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. AmericanWest Bancorporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:

	For the three months ended:
	6/30/2007	3/31/2007	6/30/2006
INTEREST INCOME
Interest and fees on loans	$34,825	$24,329	$23,535
Interest on securities	844	462	458
Other interest income	85	71	28

TOTAL INTEREST INCOME	35,754	24,862	24,021

INTEREST EXPENSE
Interest on deposits	10,234	8,520	6,551
Interest on borrowings	2,519	1,608	1,957

TOTAL INTEREST EXPENSE	12,753	10,128	8,508

NET INTEREST INCOME	23,001	14,734	15,513
Provision for credit losses	1,750	—	704

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	21,251	14,734	14,809

NON-INTEREST INCOME
Fees and service charges on deposits	2,498	1,390	1,388
Fees on mortgage loan sales	1,004	342	405
Other	1,185	673	397

TOTAL NON-INTEREST INCOME	4,687	2,405	2,190

NON-INTEREST EXPENSE
Salaries and employee benefits	11,409	8,418	7,376
Equipment expense	1,773	1,261	953
Occupancy expense, net	1,388	1,227	1,018
Amortization of intangible assets	1,063	291	294
State business and occupation tax	323	304	312
Foreclosed real estate and other foreclosed assets expense	74	48	81
Other	2,934	2,218	2,650

TOTAL NON-INTEREST EXPENSE	18,964	13,767	12,684

INCOME BEFORE PROVISION FOR INCOME TAX	6,974	3,372	4,315

PROVISION FOR INCOME TAX	2,433	1,187	1,547

NET INCOME	$4,541	$2,185	$2,768

Basic earnings per common share	$0.26	$0.19	$0.24
Diluted earnings per common share	$0.26	$0.19	$0.24
Basic weighted average shares outstanding	17,177,214	11,412,991	11,317,386
Diluted weighted average shares outstanding	17,290,389	11,540,998	11,511,564

Ending book value per share	$16.46	$13.54	$13.09
Ending tangible book value per share	$7.84	$10.02	$9.46
Ending shares outstanding	17,185,649	11,424,831	11,362,267

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statements of Income:

	For the six months ended:
	6/30/2007	6/30/2006
INTEREST INCOME
Interest and fees on loans	$59,154	$42,392
Interest on securities	1,306	916
Other interest income	156	79

TOTAL INTEREST INCOME	60,616	43,387

INTEREST EXPENSE
Interest on deposits	18,754	11,587
Interest on borrowings	4,127	3,064

TOTAL INTEREST EXPENSE	22,881	14,651

NET INTEREST INCOME	37,735	28,736
Provision for credit losses	1,750	1,486

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	35,985	27,250

NON-INTEREST INCOME
Fees and service charges on deposits	3,888	2,554
Fees on mortgage loan sales	1,346	685
Other	1,858	707

TOTAL NON-INTEREST INCOME	7,092	3,946

NON-INTEREST EXPENSE
Salaries and employee benefits	19,827	14,267
Equipment expense	3,034	1,840
Occupancy expense, net	2,615	1,942
Amortization of intangible assets	1,354	394
State business and occupation tax	627	566
Foreclosed real estate and other foreclosed assets expense	122	507
Other	5,152	4,836

TOTAL NON-INTEREST EXPENSE	32,731	24,352

INCOME BEFORE PROVISION FOR INCOME TAX	10,346	6,844

PROVISION FOR INCOME TAX	3,620	2,427

NET INCOME	$6,726	$4,417

Basic earnings per common share	$0.47	$0.40
Diluted earnings per common share	$0.47	$0.39
Basic weighted average shares outstanding	14,311,026	11,038,376
Diluted weighted average shares outstanding	14,431,576	11,229,382

Ending book value per share	$16.46	$13.09
Ending tangible book value per share	$7.84	$9.46
Ending shares outstanding	17,185,649	11,362,267

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Consolidated Statement of Condition:

	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
ASSETS

Cash and due from banks	$58,850	$64,973	$45,866	$41,467
Overnight interest bearing deposits with other banks	688	481	9,863	885

Cash and cash equivalents	59,538	65,454	55,729	42,352

Securities, available-for-sale at fair value	68,979	40,156	39,518	44,783

Loans, net of allowance for loan losses	1,625,242	1,231,731	1,204,519	1,175,454

Loans, held for sale	13,051	6,904	2,913	5,439
Accrued interest receivable	11,816	8,275	8,311	8,197
FHLB stock	7,801	6,319	6,319	6,319
Premises and equipment, net	44,116	30,985	30,484	26,574
Foreclosed real estate and other foreclosed assets	213	1,013	644	876
Bank owned life insurance	28,550	19,894	19,716	19,357
Goodwill	129,147	33,073	33,073	33,136
Intangible assets	19,068	7,215	7,506	8,094
Other assets	4,084	7,627	7,796	6,293

TOTAL ASSETS	$2,011,605	$1,458,646	$1,416,528	$1,376,874

LIABILITIES

Non-interest bearing demand deposits	$348,763	$217,967	$236,375	$223,561
Interest bearing deposits:
NOW, savings accounts and MMDA	659,246	503,126	476,852	443,250
Time, $100,000 and over	270,270	251,088	217,508	216,974
Other time	231,887	194,967	193,204	181,840

TOTAL DEPOSITS	1,510,166	1,167,148	1,123,939	1,065,625

FHLB advances	157,329	73,543	105,759	128,041
Other borrowings	274	8,247	307	3,441
Junior subordinated debt	41,239	41,239	20,620	20,620
Accrued interest payable	5,049	4,442	4,270	2,976
Other liabilities	14,680	9,296	9,596	7,476

TOTAL LIABILITIES	1,728,737	1,303,915	1,264,491	1,228,179

STOCKHOLDERS’ EQUITY

Common stock, no par	252,951	128,261	127,396	126,985
Retained earnings	30,273	26,419	24,576	22,045
Accumulated other comprehensive income (loss), net of tax	(356)	51	65	(335)

TOTAL STOCKHOLDERS’ EQUITY	282,868	154,731	152,037	148,695

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,011,605	$1,458,646	$1,416,528	$1,376,874

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended
Financial Ratios, annualized:	6/30/2007	3/31/2007	6/30/2006
Return on average assets	0.92%	0.63%	0.82%
Return on average equity	6.46%	5.75%	7.61%
Return on tangible average equity	13.60%	7.80%	10.33%
Efficiency ratio	64.65%	78.63%	69.99%
Non-interest income to average assets	0.95%	0.70%	0.65%
Non-interest expenses to average assets	3.83%	3.98%	3.76%
Net interest margin to average earning assets (1)	5.37%	4.69%	5.07%
Ending shareholders’ equity to assets	14.06%	10.61%	10.80%
Ending tangible shareholders’ equity to tangible assets	7.23%	8.07%	8.05%

	Six Months Ended
Year to Date Financial Ratios, annualized:	6/30/2007	6/30/2006
Return on average assets	0.80%	0.72%
Return on average equity	6.20%	6.55%
Return on tangible average equity	10.82%	8.24%
Efficiency ratio	70.00%	73.31%
Non-interest income to average assets	0.84%	0.64%
Non-interest expenses to average assets	3.89%	3.95%
Net interest margin to average earning assets (1)	5.08%	5.09%

(1)	Presented on a tax equivalent basis for tax exempt securities.

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	6/30/2007	3/31/2007	12/31/2006	6/30/2006
Loan Portfolio:
Commercial real estate	$790,504	$676,442	$651,386	$604,337
Commercial and industrial	438,642	298,888	283,889	297,855
Agricultural	146,461	120,445	141,646	157,290
Residential construction	122,115	51,472	47,235	35,548
Residential mortgage	99,522	79,002	74,222	69,564
Installment and other	53,075	21,913	22,508	25,559

Total loans	1,650,319	1,248,162	1,220,886	1,190,153
Allowance for loan losses	(21,830)	(14,657)	(15,136)	(13,863)
Deferred loan fees, net of deferred costs	(3,247)	(1,774)	(1,231)	(836)

Net loans	$1,625,242	$1,231,731	$1,204,519	$1,175,454

Non-performing Assets:
Accruing loans over 90 days past due	$0	$0	$0	$0
Nonaccrual loans (1)	23,640	5,819	11,500	13,577

Total non-performing loans	$23,640	$5,819	$11,500	$13,577
Foreclosed real estate and other foreclosed assets	213	1,013	644	876

Total non-performing assets	$23,853	$6,832	$12,144	$14,453

Allowance for Credit Losses:
Allowance for loan losses	$21,830	$14,657	$15,136	$13,863
Reserve for unfunded commitments	1,383	914	881	664

Allowance for credit losses	$23,213	$15,571	$16,017	$14,527

Credit Quality Ratios:
Non-performing loans to total gross loans (1)	1.43%	0.47%	0.94%	1.14%
Non-performing assets to total assets (1)	1.19%	0.47%	0.86%	1.05%
Allowance for loan loss to total gross loans	1.32%	1.17%	1.24%	1.16%
Allowance for credit losses to total gross loans	1.41%	1.25%	1.31%	1.22%
Allowance for credit losses to non-performing loans (1)	98.19%	267.59%	139.28%	107.00%

(1)	Amounts and ratios shown net of government guarantees on non-performing loans of $1,058, $2,339 $3,978, and $2,007 respectively.

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Three Months Ended			Six Months Ended
	6/30/2007	3/31/2007	6/30/2006	6/30/2007	6/30/2006
Allowance for Loan Losses:
Balance, beginning of period	$14,657	$15,136	$14,015	$15,136	$13,895
Provision for loan losses	1,538	(33)	622	1,505	1,288
Allowance related to acquired loans	7,529	—	—	7,529	2,068
Loans charged-off	(2,074)	(546)	(917)	(2,620)	(3,644)
Recoveries	180	100	143	280	256

Balance, end of period	$21,830	$14,657	$13,863	$21,830	$13,863

Reserve for Unfunded Commitments:
Balance, beginning of period	$914	$881	$582	$881	$466
Provision for unfunded commitments	212	33	82	245	198
Reserve related to acquired unfunded commitments	257	—	—	257	—

Balance, end of period	$1,383	$914	$664	$1,383	$664

Net charge-offs to average gross loans (1)	0.46%	0.15%	0.26%	0.33%	0.62%
Provision for credit losses to average gross loans (1)	0.43%	0.00%	0.24%	0.25%	0.27%

(1)	Quarterly ratios are annualized.

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Quarter to Date Net Interest Margin:

	Three Months Ended June 30, 2007			Three Months Ended March 31, 2007			Three Months Ended June 30, 2006
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans	$1,644,490	$34,825	8.49%	$1,229,508	$24,329	8.02%	$1,178,263	$23,535	8.01%
Taxable securities	47,883	625	5.24%	30,267	369	4.94%	34,574	357	4.14%
Non-taxable securities	21,128	330	6.26%	8,974	142	6.42%	10,507	153	5.84%
FHLB Stock	7,524	12	0.64%	6,319	6	0.39%	6,319	—	0.00%
Overnight deposits with other banks and other	5,085	73	5.76%	4,494	65	5.87%	2,451	28	4.58%

Total interest earning assets	1,726,110	35,865	8.33%	1,279,562	24,911	7.90%	1,232,114	24,073	7.84%

Non-interest earning assets	261,758			122,507			119,755

Total assets	$1,987,868			$1,402,069			$1,351,869

Liabilities
Interest bearing demand deposits	$146,496	$268	0.73%	$88,671	$178	0.81%	$93,111	$172	0.74%
Savings and MMDA deposits	521,396	3,970	3.05%	386,572	3,097	3.25%	354,325	2,494	2.82%
Time deposits	496,021	5,996	4.85%	434,822	5,245	4.89%	384,128	3,885	4.06%

Total interest bearing deposits	1,163,913	10,234	3.53%	910,065	8,520	3.80%	831,564	6,551	3.16%

Overnight borrowings	58,644	826	5.65%	22,204	305	5.57%	70,294	894	5.10%
Junior subordinated debt	41,239	766	7.45%	22,911	462	8.18%	20,280	419	8.29%
Other borrowings	69,164	927	5.38%	62,128	841	5.49%	52,029	644	4.96%

Total interest bearing liabilities	1,332,960	12,753	3.84%	1,017,308	10,128	4.04%	974,167	8,508	3.50%

Non-interest bearing demand deposits	351,751			218,213			222,516
Other non-interest bearing liabilities	21,013			12,540			9,207

Total liabilities	1,705,724			1,248,061			1,205,890

Stockholders’ Equity	282,144			154,008			145,979

Total liabilities and stockholders’ equity	$1,987,868			$1,402,069			$1,351,869

Net interest income and spread		$23,112	4.49%		$14,783	3.86%		$15,565	4.34%

Net interest margin to average earning assets			5.37%			4.69%			5.07%

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

Year to Date Net Interest Margin:

	Six Months Ended June 30,
	2007			2006
($ in thousands)	Average Balance	Interest	%	Average Balance	Interest	%
Assets
Loans	$1,438,143	$59,154	8.29%	$1,093,338	$42,392	7.82%
Taxable securities	39,124	995	5.13%	29,767	730	4.95%
Nontaxable securities	15,084	471	6.30%	9,405	282	6.05%
FHLB Stock	6,925	18	0.52%	5,922	—	0.00%
Overnight deposits with other banks and other	4,791	138	5.81%	3,035	79	5.25%

Total interest earning assets	1,504,067	60,776	8.15%	1,141,467	43,483	7.68%

Noninterest earning assets	192,774			101,981

Total assets	$1,696,841			$1,243,448

Liabilities
Interest bearing demand deposits	$117,743	$446	0.76%	$86,494	$314	0.73%
Savings and MMDA deposits	454,357	7,067	3.14%	337,363	4,475	2.67%
Time deposits	465,591	11,241	4.87%	353,115	6,798	3.88%

Total interest bearing deposits	1,037,691	18,754	3.64%	776,972	11,587	3.01%

Overnight borrowings	40,524	1,130	5.62%	44,160	1,085	4.95%
Junior subordinated debt	32,126	1,228	7.71%	16,040	674	8.47%
Other borrowings	65,664	1,769	5.43%	55,632	1,305	4.73%

Total interest bearing liabilities	1,176,005	22,881	3.92%	892,804	14,651	3.31%

Noninterest bearing demand deposits	285,351			205,770
Other noninterest bearing liabilities	16,800			8,928

Total liabilities	1,478,156			1,107,502

Stockholders’ Equity	218,685			135,946

Total liabilities and stockholders’ equity	$1,696,841			$1,243,448

Net interest income and spread		$37,895	4.23%		$28,832	4.37%

Net interest margin to average earning assets			5.08%			5.09%

The above net interest margin tables include non-accrual and loans held for sale in the average loan balances. Tax exempt securities income has been presented using a tax equivalent basis and an assumed tax rate of 34%.

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AWBC – 2007 Q2 Earnings

July 26, 2007

AmericanWest Bancorporation

Selected Consolidated Financial Highlights

($ in thousands, except per share data and ratios; unaudited)

	Loans	Deposits	Assets
As reported 6/30/07	$1,650,319	$1,510,166	$2,011,605
less: 12/31/06 balances	1,220,886	1,123,939	1,416,528

Total growth year to date	$429,433	$386,227	$595,077

less: acquisition of FWB	350,891	383,386	547,341

Organic growth	$78,542	$2,841	$47,736

Annualized organic growth rate	13.0%	0.5%	6.8%

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